Exhibit 99.1

athenahealth Chief Financial Officer Carl Byers to Step Down in 2010

WATERTOWN, Mass.--(BUSINESS WIRE)--June 4, 2009--athenahealth, Inc. (NASDAQ: ATHN), today announced that Carl Byers has informed the Company of his intention to step down as Chief Financial Officer and Senior Vice President in early 2010 to pursue a family goal to live abroad. Byers indicated that he will assist in the search for a new senior executive and will serve as long as needed to ensure an orderly transition.

“Carl and I go back to well before the start of athenahealth,” said Jonathan Bush, athenahealth’s Chairman and CEO. “As CFO, Carl successfully led our financing efforts, including our IPO, and has built high-caliber infrastructure to support the Company’s continued growth. Though we understand that this is the best time for his family to make this change, we will miss his intellect, humor and wisdom.”

“Helping to build athenahealth over the past twelve years has been the professional adventure and accomplishment of my life,” said Carl Byers. “I’m deeply grateful for the experience of working alongside amazing innovators pursuing a profound mission and look forward to executing the important work we have in front of us this year. I have every confidence in the Company’s continued success given the remarkable team of professionals here developing athenahealth’s tremendous potential.”

A search committee will be led by athenahealth Board member and Audit Committee chair John A. Kane, who served as Chief Financial Officer and Treasurer of health information technology company IDX Systems Corporation for over 20 years. The Committee will include Byers, Bush, Kane and athenahealth Board member Ann H. Lamont, Managing Partner at Oak Investment Partners. James Carpenter of J. Carpenter & Co. has been retained by the Committee to lead the search.

“Carl brought terrific leadership to this role and built an excellent financial organization with significant depth,” said Kane. “I look forward to working with Carl, Jonathan and the Board as we search for a new senior executive in the months to come. Given the Company’s track record of success, its unique culture and its vast market opportunity, I am confident we will find a worthy successor to serve as a senior leader going forward.”

During the past year, Byers’ responsibilities at the Company expanded to cover Legal and Internal Systems, in addition to Finance, Treasury and Investor Relations. Within this new organization, the Company consolidated all accounting, planning and other finance functions under Dawn Griffiths, Vice President of Finance. Effective July 1, 2009, the Company will appoint Griffiths to the position of Chief Accounting Officer and Treasurer. Griffiths brought more than 20 years of finance and accounting experience to athenahealth when she joined the Company one year ago from Salesforce.com, where she served as Vice President of Finance. Prior to that, Griffiths held numerous finance and operations management roles at Autodesk, Inc. Griffiths started her career in public accounting with eight years at Arthur Andersen and is a Certified Public Accountant.

“Dawn is a great example of strong leadership at athenahealth,” Byers added. “As my role broadened, Dawn assumed full responsibility for all finance functions. In that capacity, she has already made improvements in the way we operate. With added responsibility as Treasurer, Dawn will be able to extend her positive influence on the financial operations of the Company.”

About athenahealth

athenahealth is a leading provider of internet-based business services for physician practices. The Company's service offerings are based on proprietary internet-based practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information visit http://www.athenahealth.com or call (888) 652-8200.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding expectations for future financial performance, expected growth and business outlook, and the search for and hiring of key personnel. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses and fluctuating operating results; our variable sales and implementation sales cycles, which may result in fluctuations in our quarterly results; risks associated with our expectations regarding our ability to maintain profitability; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; the risk that our service offerings will not operate in the manner that we expect, including interruptions in service or errors or omissions that may occur in our rules engine and databases; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, under the heading Part I, Item IA "Risk Factors," available on the Investors section of our website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

CONTACT:
athenahealth, Inc.
Jennifer Heizer (Investors), 617-402-1322
Senior Manager, Investor Relations
investorrelations@athenahealth.com
or
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com